Exhibit 99.11

GeoBio Energy, Inc. Announces New Experienced M&A, Oil and Gas Management Team

SEATTLE, October 13, 2010 (GlobeNewswire via COMTEX) -- GeoBio Energy, Inc. ("GeoBio")(Pink Sheets: GBOE), today announced its new oil and natural gas management team. The new team will integrate Magna Energy Services, LLC, and Willow Creek Companies, Inc., into GeoBio’s operations.  Magna Energy Services is a chemical treatment company focusing on production enhancement of natural gas wells in the San Juan Basin.  Willow Creek Companies is an upstream pipeline company focusing on the construction of pipelines in the Piceance Creek Basin.  The team will focus on opportunities for internal growth and development as well as select external acquisitions in order to maximize shareholder returns.  The management team has over 60 years of combined experience in the oil and natural gas industry and has collectively completed over 30 successful acquisition and sale transactions.

John L. Sams, 59, will lead the company as President and Chief Executive Officer.  Mr. Sams has 30 years experience in the oil, natural gas and power industries. His extensive energy background covers the full range of upstream to downstream operations, and he has lead large project construction, engineering services, manufacturing, capital equipment, and service companies.  He has held positions as President/CEO/Director of Environmental Elements Corp., an oil/gas related AMEX listed company; Alfa Laval Celleco, a Swedish company; President/COO/Director of LPP Combustion, GTS Energy; and Raven Biofuels International.  He has a B.S. in Civil Engineering from the University of Missouri-Rolla and a MBA from Georgia State University.

Douglas A. Daniel, 59, has joined GeoBio as the Senior Vice President of Corporate Development and Finance. Mr. Daniel’s 25 years of experience in public accounting includes audit services, mergers and acquisitions, consulting and execution, and full-scale management consulting for the chemical, construction and manufacturing sectors.  As the Managing Partner of a regional public accounting practice, he negotiated and orchestrated numerous domestic and international mergers and acquisitions in different industries. In addition, Mr. Daniel was Managing Partner of his own private investment fund and has bought and sold more than fifteen companies in the past five years. He has served as director, strategic advisor and on the Audit Committee to numerous companies in various stages of development, from start-up to IPO. Mr. Daniel is a licensed CPA, a Certified Valuation Analyst, and has a BBA in Accounting/Finance from Georgia State University.

Joseph J. Titus, 49, will serve as GeoBio’s Chief Operating Officer. Mr. Titus has 25 years experience in the oil, natural gas, power and chemical sectors. His oil and gas experience ranges from exploration to production, and includes work with construction, maintenance, technology, equipment and systems companies.  Mr. Titus held senior leadership positions with Environmental Elements Corp., an AMEX listed company; LPP Combustion, a clean energy company; GTS Energy, a process heating company; multiple specialty chemical companies; and Raven Biofuels International, a public biofuels company. He has a B.S. in Chemical Engineering and Paper Science from the University of Wisconsin-Stevens Point and a MBA from Loyola College of Maryland.

 “We are all looking forward to the successful completion of our initial acquisitions and their integration into GeoBio’s operations,” said GeoBio’s new CEO, John Sams, “We believe there are numerous opportunities for growth and value creation in the oil and natural gas services sector, and I am confident we have the management team in place to capitalize on these opportunities.”

GeoBio’s former CEO and director, L. G. Miyatovich, resigned October 8, 2010 to pursue other interests.  Mr. Miyatovich helped direct GeoBio’s initial efforts in the oil and gas services business.  His work put GeoBio on a path to future growth and development.

About GeoBio Energy:

GeoBio Energy's business model emphasizes targeting existing companies in the oil and gas services industry and integrating them into the GeoBio platform.  GeoBio is acquiring growing and potentially undercapitalized companies in the oil and gas services sector.  GeoBio believes demand for petroleum and natural gas products will continue to rise over the next twenty years.  GeoBio recognizes this demand opportunity and intends to maximize the opportunity to integrate and capitalize emerging growth businesses.  GeoBio Energy’s integration, growth, and capitalization activities will enhance and create significant value for shareholders.  As oil well and gas exploration continue in the face of ever rising demand, preparing and monitoring drilling sites and obtaining peak efficiency and production from existing, aging wells becomes increasingly important. GeoBio believes this to be a significant growth opportunity in its strategy to combine and consolidate companies in the oil and natural gas services sector.

Safe Harbor Statement

The contents of this Press Release may contain forward-looking statements which can be generally identified as such because the context of the statement will include the words such as GBOE "expects," "should," "believes," “intends,” "anticipates" or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties including the financial performance of GBOE, which could cause actual results, performance or achievements of GBOE to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

This Press Release does not constitute or form any part of any offer or invitation to sell or issue or any solicitation of any offer to purchase or subscribe for any securities in any jurisdiction, nor shall it (or any part of it) or the fact of its distribution form the basis of, or be relied upon in connection with, or act as any inducement to enter into, any contract or commitment therefore.

"Forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, may be included in this press release. These statements relate to future events and/or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. GBOE disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Risks particularly associated with our current business include, but are not limited to the risks associated with our ability to (i) obtain the necessary financing to complete our prospective acquisitions of Willow Creek and Magna Energy and to finance our current operations, (ii) generate sufficient revenue and obtain profitability, (iii) obtain additional financing as needed, (iv) manage changes in general economic and business conditions (both generally and in the natural gas and oil services and the energy industry), (v) react to actions of our competitors, (vi) develop new services and markets for our services, (vii) identify and manage risks in connection with acquisitions (viii) evaluate the level of demand and market acceptance of our services and (ix) make necessary changes to our business strategies.

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SOURCE: GeoBio Energy, Inc.

CONTACT:  GeoBio Energy Corporation
Investor Relations
Joseph J. Malone
786-375-0556
GBOEinfo@smallcap1.com
www.SmallCap1.com

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